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                                                                    EXHIBIT 10.2
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                           BAXTER INTERNATIONAL INC.
                  Stock Option Plan adopted February 21, 2000
                             Terms and Conditions

1.     Purpose
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This Stock Option Plan ("Plan") is adopted by the Compensation Committee of the
Board of Directors ("Committee") of Baxter International Inc. Although this Plan is not adopted pursuant to the Baxter International Inc. 1998 Incentive Compensation Program ("Program"), it is granted for the purposes stated in the Program.

2.     Participants
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Participants in this Plan ("Optionee") shall be valued employees of Baxter
International Inc. or its subsidiaries ("Company") who have been selected by the Committee and to whom the Committee makes an award of an option ("Option") under this Plan.

3.     Awards
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Each Option shall consist of a Stock Option as defined in the Program and is granted under the terms and conditions contained in this Plan. All of the provisions of the Program which apply to Stock Options granted pursuant to the Program shall apply to the Stock Options granted pursuant to this Plan, except for Section 4 of the Program (relating to shares subject to the Program). To the extent that any of the terms and conditions contained in this Plan are inconsistent with the applicable terms of the Program, the applicable terms of the Program shall control. Terms defined in the Program shall have the same meaning in these terms and conditions. The Option is not intended to qualify as an Incentive Stock Option within the meaning of section 422 of the United States Internal Revenue Code. Residents of the United Kingdom may also be subject to additional terms and conditions in the form contained in the Baxter International Inc. Rules of the Baxter International United Kingdom Stock Option, to the extent deemed necessary by the Committee.

4.     Vesting, Exercise and Expiration
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4.1    The Option becomes vested three years after the date on which the Option is granted or, if such date is not a Business Day, then the next Business Day following such date. The Option shall continue to vest for one year after the date on which employment of the Optionee by the Company is terminated, if on the employment termination date the Optionee is age 50 or older and has completed 15 or more years of employment with the Company.

4.2 When vested and until it expires, the Option may be exercised in whole or in part in the manner specified by the Stockholder Services Department of Baxter International Inc. If exercised in part, the Option must be exercised in installments consisting of at least 100 shares or, if options for less than 100 shares are then exercisable, for the number of shares then exercisable. Shares of Common Stock may be used to pay the exercise price of the Option in accordance with the

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requirements specified by the Stockholder Services Department. Residents of the
United Kingdom may not use shares of Common Stock to pay the exercise price of the Option in any circumstances.

4.3 If the Optionee's employment by the Company is terminated by death or disability (as defined by the Social Security Administration or the Company's Long-Term Disability Plan) more than one year after the date on which the Option is granted, the Optionee or the Optionee's legal representative or the person or persons to whom the Optionee's rights under the Option are transferred by will or the laws of descent and distribution shall have the right to exercise the Option until it expires in accordance with its terms with respect to all or any part of the shares remaining subject to the Option (whether or not the Option was vested under section 4.1 on the Optionee's employment termination date).

4.4 The Option shall expire at the close of business on the earlier of a date determined as follows or, if such date is not a Business Day, then the last Business Day preceding such date: (i) one year after the date on which employment of the Optionee by the Company is terminated by his or her death or disability; (ii) five years after the date on which employment of the Optionee by the Company is terminated, if on the employment termination date the Optionee is age 50 or older and has completed 15 or more years of employment with the Company; (iii) three months after the date on which employment of the Optionee by the Company is terminated except as provided in subsection 4.4(i) and (ii), unless the Optionee dies or becomes disabled during the three-month period, in which case the relevant date shall be one year after the termination; or (iv) ten years from the date on which the Option is granted. "Business Day" shall mean any day, other than Saturday or Sunday, when the corporate headquarters of the Company is open for the transaction of business and when the Common Stock is traded on the New York Stock Exchange. A transfer of an Optionee from employment by one corporation to another among Baxter International Inc. and its subsidiaries, or a transfer of an Optionee to employment by another corporation which assumes the Option or issues a substitute option in a transaction to which section 424 of the Internal Revenue Code applies, shall not be considered a termination of employment for the purposes of the Option.

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